                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-KA



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 14, 1999


                               KEY PLASTICS L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              MICHIGAN              333-26729            35-1997449
  (STATE OR OTHER JURISDICTION   (COMMISSION FILE      (IRS EMPLOYER
         OF INCORPORATION)           NUMBER)        IDENTIFICATION NO.)


                          21333 HAGGERTY ROAD SUITE 200
                              NOVI, MICHIGAN 48375
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (248) 449-6100



                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 29, 1999, (the "Closing Date") pursuant to a Share Purchase Agreement, dated as of that date (the "Purchase Agreement"), between Foggini-Key Europe, S.a.r.l. ("Foggini-Key"), a wholly owned, indirect subsidiary of Key Plastics L.L.C. (the "Registrant"), and Massimo Foggini, Giovanni Foggini, Paolo Foggini and Maria Alba Foggini (collectively, referred to as the "Sellers"), Foggini-Key acquired 100% of the shares of Foggini Groupe SA, Foggini SA, Foggini Progetti Srl, Foggini & C Srl and Radicar Srl and their subsidiaries:
Foggini Deutschland GmbH; Foggini Iberica SL; Foggini France Company SA; Coril SA; and Elmeg Srl (collectively, referred to as the "Foggini Group.") With respect to the purchase of the shares, Foggini-Key paid to the Sellers FF 219,095,000, assumed certain debt and transferred to the Sellers shares representing 35% of Foggini-Key. The acquisition was valued at approximately $US 113,000,000, including assumed debt. Pursuant to the Purchase Agreement, Foggini-Key entered into a Unilateral Promise to Sell Shares, dated as of March 29, 1999 (the "Option Agreement"), between the Registrant and the Sellers by which Foggini-Key acquired an option to purchase the Sellers' 35% share of Foggini-Key for FF 214,155,000 plus an adjustment for any increase of the consolidated net asset value of the Foggini Group between February 15, 2002 and the date of exercise of the Option, in the event the Option is exercised after March 16, 2004. During its term, the Option provides for annual payments of FF 12,849,300 on March 16 of 2000 and 2001, increasing to FF 21,415,500 in 2002,
2003, 2004, 2005 and 2006.

     The consideration provided for in the Purchase Agreement and the Option Agreement for the Foggini Group was determined by the Registrant after review of the Foggini Group's operations and negotiations between representatives of the Registrant and the Sellers. The cash portion of the acquisition was financed with debt provided through a refinancing of the Registrant's senior credit facility with NBD Bank, as agent, on March 26, 1999. The refinanced senior credit facility includes two amortizing term loans totaling $US 180,000,000 and a revolving line of credit of $US 120,000,000.

     The Foggini Group is a leader in the design, manufacture, and assembly of plastic injection molded components for most major European automotive original equipment manufacturers and Tier 1 suppliers throughout Europe, including Alfa Romeo, Citroen, Fiat, Renault, Skoda and Volkswagen. The Foggini Group has a product offering of interior and exterior trim components, such as air louvers, decorative bezels, genuine wood trim, cup holders, door and center console trim that complement the Registrant's existing business.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following financial statements are filed as part of this report on Form 8-KA.

(a)     Unaudited Pro Forma Consolidated Statements of Operations

(b)     Audited Financial Statements of Foggini Group.

(c)     Exhibits.

        A list of Exhibits included as part of this report is set forth in the
        Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


     The unaudited pro forma consolidated statements of operations of Key Plastics L.L.C. (the "Company") for the year ended December 31, 1998 and three months ended March 31, 1999 give effect of the March 29, 1999 Foggini Group acquisition as if it occurred on January 1, 1998. The unaudited pro forma consolidated statements of operations do not purport to represent what the Company's financial position would actually have been had the transactions occurred on the date indicated above or to project the Company's results for any future period. The unaudited pro forma statements should be read in conjunction with the accompanying notes, the historical financial statements of the Foggini Group, including the notes thereto, included elsewhere herein and the historical financial statements of the Company including the notes thereto, included in the Company's Quarterly Report on Form 10Q for the three months ended March 31, 1999 and the Annual Report on Form 10K for the year ended December 31, 1998.

                      KEY PLASTICS L.L.C. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR END DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                                             PROFORMA         CONSOLIDATED
                                            KEY PLASTICS L.L.C.      FOGGINI GROUP         ADJUSTMENTS          PROFORMA

Net Sales                                    $   371,533           $    123,178          $        -           $   494,711
Cost of Sales                                    303,886                104,258                (921)   (a)        407,223
Selling, general & administrative
expenses                                          35,613                 16,395              (1,892)   (a)         50,116
                                             -----------           ------------          ----------           -----------
                                                  32,034                  2,525               2,813                37,372

Amortization of Goodwill                           2,596                      -               2,635    (b)          5,231

Interest expense and amortization of                                                         (3,729)   (c)
debt issuance costs                               29,148                  3,726               4,848    (c)         33,993

Other non-operating expense                          747                     21               2,286    (d)          3,054
                                             -----------           ------------          ----------           -----------

     Net loss before foreign
income taxes, minority interest                     (457)                (1,222)             (3,227)               (4,905)

Foreign income tax expense (credit)                1,618                   (825)               (237)   (e)            556
Minority interest                                    575                     82                   -                   657
                                             -----------           ------------          ----------           -----------

    Income (loss) before
extraordinary item                           $    (2,650)          $       (479)         $   (2,990)          $    (6,118)
                                             ===========           ============          ==========           ===========

Supplemental disclosure information --
    Depreciation expense                     $    22,265           $     10,674                               $    32,939

                      KEY PLASTICS L.L.C. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                             PROFORMA             CONSOLIDATED
                                            KEY PLASTICS L.L.C.      FOGGINI GROUP         ADJUSTMENTS              PROFORMA

Net Sales                                     $  112,594             $   32,708            $       -             $ 145,302
Cost of Sales                                     91,991                 27,801                 (321)  (a)         115,471
Selling, general & administrative
expenses                                          11,088                  4,327                 (368)  (a)          15,047
                                              ----------             ----------            ----------            ---------
                                                   9,515                    580                  689               (10,784)

Amortization of Goodwill                             818                      -                  659   (b)           1,477
Interest expense and amortization of
debt issuance costs                                7,506                  1,260                  280   (c)           9,046
Other non-operating (income)/ expense               (198)                     -                  572   (d)             374
                                              ----------             ----------            ---------            ----------

     Net income (loss) before foreign
income taxes, minority interest                    1,389                   (680)                (822)                 (113)

Foreign income tax expense (credit)                  246                   (420)                 (65)  (e)            (239)
Minority interest                                      -                     26                    -                    26
                                              ----------             ----------            ---------            ----------

Net income (loss)                             $    1,143             $     (286)           $    (757)           $     (100)
                                              ==========             ==========            =========            ==========

Supplemental disclosure information --
    Depreciation expense                      $    6,871             $    2,845                                 $    9,716


                               Key Plastics L.L.C.
  Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations For the Year Ended December 31, 1998 and Three-month Period Ended March 31, 1999
                             (Dollars in thousands)



(a) To adjust Foggini Group's historical results of operations to eliminate Sellers' salaries, other related administration expenses and for contractually agreed cost reductions. The Sellers were not employed subsequent to the purchase date.


(b) To establish goodwill amortization related to the acquisition of the Foggini Group by the Company, assuming a 20-year amortization period.


(c) To eliminate interest expense related to Foggini Group debt and replace with interest expense based on total debt incurred by the Company for the Foggini Group acquisition as if it took place on January 1, 1998.


(d) To reflect the annual option payment of FF 12,849,300 due from the Company to the Sellers under the Option Agreement.


(e) To adjust for the tax effect of (a), (c) and (d) assuming an effective tax rate of 40%.

FOGGINI GROUP

INDEX TO COMBINED FINANCIAL STATEMENTS


                                                                                          PAGE

Report of Independent Accountants.......................................................... 2

Combined Balance Sheet - 31 December 1998.................................................. 3

Combined Statement of Operations -
 Year Ended 31 December 1998............................................................... 4

Combined Statement of Shareholders' Equity -
 Year Ended 31 December 1998............................................................... 5

Combined Statement of Cash Flows -
 Year Ended 31 December 1998............................................................... 6

Notes to Combined Financial Statements......................................................7-12

REPORT OF INDEPENDENT ACCOUNTANTS


To the shareholders of
FOGGINI GROUP


We have audited the accompanying combined balance sheet of FOGGINI GROUP, a combined group of European companies and their subsidiaries as of 31 December 1998 and the related combined statements of operations, of changes in shareholders' equity and of cash flows for the year then ended, all expressed in US Dollars. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of FOGGINI GROUP as of 31 December 1998, and the results of operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



Price Waterhouse SpA




Jagdish Kothari
(Partner)


Milan  11 June 1999

FOGGINI GROUP

COMBINED BALANCE SHEET
31 DECEMBER 1998
(THOUSANDS OF USD)

ASSETS
CURRENT ASSETS

Cash                                                        $   2,358
Accounts receivable, net                                       49,946
Inventory, net                                                 21,697
Prepaid expenses                                                2,529
Deferred taxes                                                  3,138
Other current assets                                            3,024
                                                            ---------
Total current assets                                           82,692


Property, plant and equipment, net                             34,195
Tooling assets, net                                            10,611
Deferred taxes                                                  2,379
                                                            ---------
Total assets                                                 $129,877
                                                            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Short-term debt                                             $  15,072
Current maturities of long-term debt                            5,051
Accounts payable                                               34,543
Factoring liability                                            12,167
Other current liabilities                                      10,624
Deferred taxes                                                    190
                                                            ---------
Total current liabilities                                      77,647

Capital lease obligations                                       4,404
Long-term debt                                                 10,953
Leaving indemnity                                               4,304
Deferred taxes                                                    999
                                                            ---------
Total liabilities                                              98,307



Minority interest                                                 615

SHAREHOLDERS' EQUITY
Share capital                                                   7,946
Accumulated earnings                                           23,049
Accumulated other comprehensive loss                              (40)
                                                            ---------
Total shareholders' equity                                     30,955
                                                            ---------

Total liabilities and shareholders' equity                   $129,877
                                                            =========



The accompanying notes are an integral part of these combined financial statements.

FOGGINI GROUP

COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED 31 DECEMBER 1998
(THOUSANDS OF USD)




Net sales                                                              $ 123,178
Cost of sales                                                            104,258
Selling, general and administrative expenses                              16,395
                                                                       ---------
                                                                           2,525

Interest expense                                                           3,726
Other expenses, net                                                           21
                                                                       ---------

Loss before income taxes and minority interest                            (1,222)

Income tax credit                                                           (825)
Minority interest                                                             82
                                                                       ---------

Net loss                                                               $    (479)
                                                                       =========


The accompanying notes are an integral part of these combined financial statements.

FOGGINI GROUP

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 1998
(THOUSANDS OF USD)


Cash flows from operating activities:
Net loss                                                               $    (479)
                                                                       ---------
Adjustments to reconcile net loss to net
    cash provided by operating activities:
     Minority interest                                                        82
     Depreciation                                                         10,674
     Deferred income taxes                                                (2,689)
Decrease/(increase) in assets:
     Accounts receivable                                                   7,215
     Inventory                                                            (6,909)
     Prepaid expenses                                                     (1,395)
Increase/(decrease) in liabilities:
     Accounts payable                                                     (4,423)
     Other liabilities                                                     3,169
                                                                       ---------
         Total adjustments                                                 5,724
                                                                       ---------
Net cash provided by operating activities                                  5,245
                                                                       ---------

Cash flows from investing activities:
Acquisitions of property, plant and equipment, net                        (7,623)
Tooling assets                                                            (2,095)
                                                                       ---------
     Net cash used in investing activities                                (9,718)
                                                                       ---------

Cash flows from financing activities:
Repayments of long-term debt                                              (5,435)
Proceeds from short-and long-term debt                                     5,835
Payments of capital lease obligations                                     (1,670)
Contributions from shareholders                                            1,367
Proceeds from factoring activities                                         5,361
                                                                       ---------

Net cash provided by financing activities                                  5,458
                                                                       ---------

Net increase in cash                                                         985

Cash, beginning of year                                                    1,373
                                                                       ---------
Cash, end of year                                                      $   2,358
                                                                       ---------


The accompanying notes are an integral part of these combined financial statements.

FOGGINI GROUP

COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED 31 DECEMBER 1998
(THOUSANDS OF USD)

                                                                                      Accumulated other
                                                                    Accumulated         comprehensive
                                          Share capital              earnings               loss                Total
                                        -----------------       -----------------    -----------------    -----------------

Balance 31 December 1997                      $ 6,579                $ 23,528            $     -               $30,107




Shareholders' contribution                      1,367                                                            1,367

Net loss                                                                 (479)                                    (479)
Currency translation                                                                         (40)                  (40)
                                                                                         -------               -------
Other comprehensive loss                                                                     (40)                 (519)
                                              -------                --------            -------               -------

Balance 31 December 1998                      $ 7,946                $ 23,049            $   (40)              $30,955
                                              =======                ========            =======               =======


The accompanying notes are an integral part of these combined financial statements.

FOGGINI GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS


1        SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF COMBINATION

The combined financial statements represent the combined financial position and results of operations as of 31 December 1998 of a group of companies with common ownership and their ownership in several companies referred to as Foggini Group ("Group"). The Group's combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Foggini SA, Foggini Groupe SA, Foggini France SA, Radicar S.R.L, Foggini & C S.R.L, Foggini Progetti S.R.L, Foggini Iberica S.L., Foggini Deutschland GMBH, Coril SA, and their 51 percent ownership in Foggini BTV Bohemia S.R.D and 51 percent ownership in Elmeg Srl. All significant intercompany accounts and transactions have been eliminated.

This is the first year that these financial statements have been prepared on a combined basis and translated into US dollars.

FOREIGN CURRENCY TRANSLATION

The companies of the Group operate in economic environments of several foreign currencies, primarily the French Franc and the Italian Lire, and such local foreign currencies represent the functional currencies of the respective group companies. Although, the U.S. dollar is not the functional currency of the Group or of any of its companies, the Group has elected, however, to use the U.S. dollar as the reporting currency for these combined financial statements. Accordingly, the financial statements of all companies of the Group were prepared in their respective local currencies and were translated into U.S. dollars based on the exchange rate at the end of the year for the balance sheet and the average rate for the year for the statement of operations. Related translation adjustments are reported as a separate component of shareholders' equity.

FACTORING OF RECEIVABLES

Costs relating to the factoring of receivables are charged to the statement of operations on an accrual basis.

INVENTORY

Inventory is stated at the lower of cost or market with cost determined using the FIFO (first-in, first-out) method.

TOOLING AND ENGINEERING COSTS

Costs of tooling purchased or produced and engineering and design related to tools or production parts for future product programs are included in work-in-process inventory. Income from contracts for the manufacture of customer tooling, and related engineering and design is accounted for under the percentage of completion method of accounting.

Costs for tools, and tooling related engineering and design in excess of customer reimbursement are capitalized and depreciated over the related part's production period. Generally, such tooling is owned by the customer and used by the Group for the production of parts for the respective customer. Such capitalized costs, net of depreciation, are included in Tooling Assets.

Engineering and design costs related to parts development, in excess of customer reimbursement, are capitalized and depreciated over the related part's production period. Such capitalized costs, net of depreciation are included in tooling assets.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the assets.

The general ranges of lives are as follows:

Building and improvements                                  25 to 30 years
Machinery and equipment                                     3 to 15 years
Furniture and fixtures                                      3 to 10 years

Maintenance and repairs are expensed; renewals and betterments are capitalized. Upon retirement, replacement, or sale, gains or losses are included in income.

REVENUE RECOGNITION

Sales are recognized on manufactured parts when the parts are shipped to the customer. Returns and allowances (which are not significant) are recorded as a reduction of sales in the period they occur.

INCOME TAXES

Income taxes currently payable are provided for on the basis of reasonable estimates of the liability for the year, net of prepayments, in accordance with the existing legislation of the countries in which the Group operates.

Deferred taxes are provided under the full liability method whereby deferred tax assets and deferred tax liabilities are recognized for the expected tax consequences of temporary differences between the combined assets and liabilities and the corresponding amounts for purposes of taxation shown in the statutory financial statements of the combined companies using enacted statutory tax rates expected to apply to future periods.

Deferred tax assets are also recognized for operating loss carryforwards and are reduced by a valuation allowance when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are offset if they refer to the same jurisdiction. The balance from the offsetting amounts is recorded in the balance sheet in Deferred tax assets or Deferred tax liabilities.

MAJOR CUSTOMERS

A large portion of the Group's net sales and accounts receivable are with two European automobile manufacturers and their suppliers. Net sales to one of these customers accounted for approximately 32 percent of total net sales in 1998. Net sales to a second one of these customers accounted for approximately 28 percent of total 1998 net sales.


ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.


2        ACCOUNTS RECEIVABLE

The Group periodically factors accounts receivable. The factored receivables are included on the balance sheet in accounts receivable. Any amounts received in advance from the factoring company are shown on the balance sheet as factoring liability.


3        INVENTORY

The components of inventory consist of the following:

                                                          Thousands of USD
                                                          ----------------
                                                          31 December 1998
                                                          ----------------

Raw materials                                                $  3,402
Work in process                                                 3,841
Finished goods                                                  2,657
Customer tooling in process                                    11,797
                                                             --------

Total                                                        $ 21,697
                                                             ========




4        OTHER CURRENT ASSETS

The total amount of other current assets consists of a 29 percent ownership in Edl Samro. The Group accounts for this investment at the lower of cost or fair value, as ownership is deemed to be temporary.

5        PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment consist of the following:

                                                  Thousands of USD
                                                  ----------------
                                                     31 December
                                                  ----------------
                                                        1998
                                                        ----

Land                                                  $    256
Buildings and improvements                              21,112
Machinery and equipment                                 43,390
Furniture and fixtures                                   9,351
Construction-in-progress                                   237
                                                      --------

Total                                                   74,346

Less accumulated depreciation                          (40,151)
                                                      --------

Total                                                 $ 34,195
                                                      ========





6       INCOME TAXES

The provision (credit) for income taxes consisted of:

                                                  Thousands of USD
                                                  ----------------
                                                     31 December
                                                  ----------------
                                                        1998
                                                        ----


Current tax provision                                 $  1,864
Deferred tax credit                                     (2,689)
                                                     ---------
Credit for income taxes                               $   (825)
                                                     =========

The following table summarizes the significant differences between the combined income tax benefit at the respective statutory tax rates and the Group's combined effective income tax benefit.

                                                    Thousands of
                                                    ------------
                                                         USD
                                                    ------------
Tax at statutory tax rates                            $  (664)
Permanent differences                                     945
Other (primarily the benefit of tax losses)            (1,106)
                                                      -------
                                                         (825)
                                                      =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Group's deferred tax assets and liabilities as of 31 December 1998 are as follows:


Deferred tax assets:
Inventory provisions                                  $   916
Fixed assets write-downs                                  314
Investments                                               729
Provisions for loss making contracts                      319
Tax loss carryforwards                                  6,264
Other                                                     567
                                                      -------
Total deferred tax assets                               9,109
Valuation allowance                                    (3,592)
                                                      -------

Net deferred tax assets                               $ 5,517

Deferred tax liabilities:
Capital leases                                        $   646
Depreciation                                              367
Other                                                     176
                                                      -------

Total deferred tax liabilities                          1,189
                                                      -------

Net deferred tax assets                               $ 4,328
                                                      =======



The Group has net operating loss carryforwards of approximately $17.2 million expiring in years 1999 through 2004. These carryforwards are available to offset future taxable income in the respective countries of origin.

The Group establishes valuation allowances in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes". The Group has reviewed the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that is more than likely than not the benefits will be realized.

The total amount of future taxable income to be earned by the Group to realize the asset is approximately $7.4 million. The Group expects to generate this income principally through cost savings, new management initiatives and a significant sales increase as a result of the acquisition by Foggini-Key Europe, S.a.r.l.

The remaining valuation allowance is necessary due to the uncertainty of future income estimates.

7       LONG-TERM DEBT

Term loans, with banks, due between 1999 and 2008 are:

                                                                           Thousands of USD
                                                                           ----------------

Payable in French Francs (interest at PIBOR (3.0%) plus 0.65%)               $  3,440 (a)
Payable in French Francs (interest at 8.9% to 10.5%)                              995 (a)
Payable in Swiss Francs (interest at 5.5%)                                      2,585 (a)
Payable in French Francs (interest at PIBOR (3.0%) plus 0.3% to 0.8%)           7,924 (b)
Payable in Italian Lire (interest at 7.5% to 12.25%)                            1,060 (b)
                                                                             --------

                                                                               16,004

Less: current maturities                                                       (5,051)
                                                                             --------

Total long-term debt                                                         $ 10,953
                                                                             ========


(a) These loans are secured by way of a mortgage on land and buildings of Foggini Groupe SA, with net book value of approximately $6.1 million, and land and building of Foggini SA, with a net book value of approximately $2.8 million.

(b) These loans are secured by way of personal guarantees of the shareholders of the Group.

Principal re-payments of long-term debt for each of the next five years are as follows:



                                       Thousands of USD
                                       ----------------

Current maturities                         $5,051
2000                                        4,531
2001                                        1,073
2002                                        2,535
2003 and thereafter                         2,814

8       LEASES

The Group has entered into capital leases for facilities and production equipment. The gross amount of assets included in property, plant and equipment under capital leases as of 31 December 1998 is approximately $9 million.

Present value of net minimum lease payments under capital leases is approximately $4 million as of 31 December 1998.

Minimum future lease obligations on capital leases in effect at 31 December 1998 are as follows:

                                                         Thousands of USD
                                                         ----------------
1999                                                              $1,950
2000                                                               1,688
2001                                                               1,090
2002                                                                 609
2003                                                                 166
Thereafter                                                            24




9        EMPLOYEE BENEFITS AND COMPENSATION COMMITMENTS

The reserve for leaving indemnity comprises the liability for severance indemnities for Italian and French companies accrued at year-end for each employee and determined in accordance with the respective local labor legislation. In particular, the Italian companies' liability, which is approximately 90% of the balance, includes a portion of the employee's annual salary and is indexed for inflation in accordance with Italian rules and is payable to employees upon leaving the company for virtually any reason. The liability is predominately long-term in nature.


10      LITIGATION AND CLAIMS

The Company is subject to various legal and regulatory proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of any liability which may result with respect to these actions will not materially affect the financial position of the Company.


11      SUBSEQUENT EVENT

Effective 29 March 1999 the Group was acquired by Foggini-Key Europe, S.a.r.l, a subsidiary of Key Plastics L.L.C, an international plastic manufacturer with Head Offices in Detroit, Michigan. The purchase price consisted of cash, assumed debt and a 35% equity interest in Foggini-Key Europe, S.a.r.l.

                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         KEY PLASTICS L.L.C.



                                         /S/ JOSEPH A. WHITE
                                         Joseph A. White
                                         Vice President and Chief
                                         Financial Officer

Dated:   June 14, 1999

                               EXHIBIT INDEX

Ex. No.                 Description

2.1                     Share Purchase Agreement, dated as of March 29,
                        1999 (the "Purchase Agreement"), between Foggini-Key Europe, S.a.r.l, a wholly owned, indirect subsidiary of Key Plastics L.L.C. (the
                        "Registrant") and Massimo Foggini, Giovanni
                        Foggini, Paolo Foggini and Maria Alba Foggini (collectively, referred to as the "Sellers"). The Purchase Agreement does not include certain documents described in the Purchase Agreement. The Registrant will furnish a copy of the omitted material to the Commission upon request.
                        Previously filed as Exhibit 2.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.